SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Shuffle Master, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
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[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:


                              SHUFFLE MASTER, INC.



                                                                February 3, 1997




TO THE SHAREHOLDERS OF SHUFFLE MASTER, INC.:

         You are cordially invited to attend the Annual Meeting of Shareholders of Shuffle Master, Inc. to be held on Monday, March 10, 1997 at 10:00 a.m. at Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying Proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

         On behalf of your Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

                                                          Very truly yours,



                                                          John G. Breeding
                                                          CHAIRMAN OF THE BOARD


                              SHUFFLE MASTER, INC.
                             10901 Valley View Road
                          Eden Prairie, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 10, 1997


To the Shareholders of Shuffle Master, Inc.:

         The Annual Meeting of Shareholders ("Annual Meeting") of Shuffle Master, Inc. ("Shuffle Master" or the "Company") will be held on Monday, March 10,1997, at 10 a.m. at Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, for the following purposes:

         1.    To set the number of members of the Board of Directors at six.
         2. To elect six (6) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.
         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on January 22, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.


         THIS NOTICE OF ANNUAL MEETING, THE ENCLOSED PROXY STATEMENT AND PROXY ARE SENT TO YOU BY ORDER OF THE BOARD OF DIRECTORS.



                                                              Diane L. Breeding
                                                              SECRETARY


February 3, 1997
Eden Prairie, Minnesota




                              SHUFFLE MASTER, INC.
                             10901 VALLEY VIEW ROAD
                          EDEN PRAIRIE, MINNESOTA 55344


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 10, 1997




         This Proxy Statement is furnished to holders of shares of Common Stock of Shuffle Master, Inc., as of January 22, 1997. This Proxy Statement is furnished in connection with the Board of Directors' solicitation of the enclosed Proxy for the Annual Meeting of Shareholders. A shareholder giving a Proxy may revoke it at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a Proxy with an officer of the Company. The revocation of a Proxy will not affect any vote taken prior to such revocation. This Proxy Statement was first mailed to shareholders on or about February 3, 1997.

         All properly executed proxies received at or prior to the meeting will be voted at the meeting. If a shareholder directs how a Proxy is to be voted with respect to the business coming before the meeting, the Proxy will be voted in accordance with the shareholder's direction. If a shareholder does not direct how a Proxy is to be voted, it will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the election of the nominees listed as directors in this Proxy Statement.

         At the close of business on January 22, 1997, the record date for the Annual Meeting, there were 10,998,542 shares of Common Stock outstanding. The Company's only class of shares is Common Stock. Each share of Common Stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

         The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, Proxy and Proxy Statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by the Company. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with these solicitations will be paid by the Company.



                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that at each annual meeting the shareholders may change the number of directors for the ensuing year; provided, however, that the number may be increased by resolution of the Board of Directors. The number of directors was set at six at the Annual Meeting of Shareholders held on March 29, 1996. The Board increased the number of directors to seven by resolution during the past year and added Mr. Richard Schuetz to the Board. Mr. James R. Titze has decided not to stand for re-election as a board member at the Annual Meeting. The Board of Directors, therefore, recommends the number of directors be decreased from seven to six for the coming year. The Board of Directors recommends decreasing the number of directors because it has not yet identified a suitable candidate to fill the vacancy.

         Directors are elected to serve a one-year term, and will serve until the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote is required to elect directors. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote. The Board of Directors recommends a vote FOR electing the nominees for directors as set forth below.

         All nominees have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience and offices held by each nominee for director are as follows:


            Name                   Age               Company Position                    Director Since
            ----                   ---               ----------------                    --------------

  John G. Breeding                 58         Chairman of the Board and Director              1983
  Joseph J. Lahti                  36         President, Chief Executive Officer              1993
                                              and Director
  Diane L. Breeding                52         Secretary and Director                          1983
  David W. Rogers                  45         Director                                        1994
  Thomas A. Sutton                 59         Director                                        1994
  Richard J. Schuetz               46         Director                                        1996


         JOHN G. BREEDING is the founder of the Company and has been a director since 1983 and the Chairman of the Board since 1991. Mr. Breeding served as Chief Executive Officer from 1983 to June 1996, and was the Company's President from 1983 to October 1995. Mr. Breeding is the husband of Diane L. Breeding.

         JOSEPH J. LAHTI has served as a director since May 1993, as Chief Operating Officer and Executive Vice President since December 1993, as President since October 1995, and Chief Executive Officer since June 1996. He also served as the Company's Chief Financial Officer from February 1994 to October 1995. From 1989 through December 1993, Mr. Lahti was President of McQuillan Lahti Wilcox, Inc., a financial management firm. Mr. Lahti also holds the position of President of J.L. Holdings, Inc., a real estate acquisition, asset management and financial consulting company.

         DIANE L. BREEDING has been the Secretary of the Company and a director since 1983. From January 1991 to September 1995, she served as the Company's Vice President of Administration.

         DAVID W. ROGERS is the President of Financial Markets Division of Cargill, Inc., where he has been employed since 1973.

         THOMAS A. SUTTON was employed by Borden, Inc. from 1972 to 1992, most recently serving as Vice President Planning-Pasta Group. Since 1992, Mr. Sutton has managed his personal investments.

         RICHARD J. SCHUETZ has been the President and Chief Executive Officer of the Stratosphere Corporation, a hotel and casino in Las Vegas, Nevada, since August 1996. From September 1995 to August 1996, Mr. Schuetz was a self-employed business consultant. Mr. Schuetz was the Vice President of Corporate Marketing for Grand Casinos, Inc., a publicly-held casino management company, from November 1991 to September 1995.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended October 31, 1996, the Board of Directors held meetings on nine occasions. All Board members attended at least 75% of the meetings, except Mr. Schuetz. Mr. Schuetz attended two out of the three meetings held since he became a Board member in April 1996.

         Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Option Committee. Mr. Titze served on each of these committees during the fiscal year ended October 31, 1996. The replacement for Mr. Titze on each of these committees has not yet been determined.

         The Audit Committee currently consists of Messrs. Rogers and Sutton. Its purpose is to recommend the appointment of the independent auditors for the Company, review the scope of the audit, examine the auditors' reports, make appropriate recommendations to the Board of Directors as a result of such review and examination, and make inquiries into the effectiveness of the financial and accounting functions and internal controls of the Company. The Audit Committee met three times in fiscal 1996.

         The Compensation Committee currently consists of Messrs. Rogers and Sutton, and is responsible for recommending to the Board of Directors the compensation of the executive officers of the Company. The Compensation Committee met four times in fiscal 1996.

         The Option Committee currently consists of Diane Breeding, and Messrs. Rogers and Sutton, and is responsible for recommending individual stock option grants to the Board of Directors. The Option Committee met four times in fiscal 1996.


                               EXECUTIVE OFFICERS

         In addition to John G. Breeding and Joseph J. Lahti, whose biographies are listed on page 2 herein, Thomas S. Nieman and Roger D. Young also serve as executive officers of the Company.

         THOMAS S. NIEMAN has been the Vice President of Marketing for the Company since February 1995 and Vice President of Sales and Marketing since December 1995. From January 1992 to January 1995, Mr. Nieman was Vice President of Marketing for Bally Gaming, Inc., Las Vegas, Nevada. From September 1990 to December 1991, Mr. Nieman was a partner with Iltis Nieman Associates, a market communications consulting company based in Chicago, Illinois.

         ROGER D. YOUNG has been the Vice President of Operations for the Company since February 1996, and Chief Operating Officer since November 1996. From September 1994 to February 1996, Mr. Young was the Vice President and General Manager of Falcon Technologies, a privately-held hardware supplier to the printing industry. From March 1992 to September 1994, Mr. Young was a self-employed business consultant. Mr. Young was the Vice President of Sales for Zetaco, Inc., a privately-held manufacturer of disk and tape controllers, from January 1987 to March 1992.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding ten percent of the Company's Common Stock to file reports regarding their ownership, acquisitions and dispositions of the Company's Common Stock with the Securities and Exchange Commission. All executive officers filed these reports as required during the year ended October 31, 1996.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended October 31, 1996, 1995 and 1994, for those executive officers whose compensation earned in fiscal 1996 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE



                                                                                  Long-Term
                                                    Annual Compensation          Compensation
          Name and                   Fiscal      -------------------------     ----------------        All Other
     Principal Position              Year           Salary         Bonus            Options           Compensation
-------------------------------    ----------     ------------    ---------     ----------------    -----------------
                                                      ($)           ($)               (#)                 ($)


Joseph J. Lahti(1)                   1996           182,692          --              61,590                --
    President and Chief              1995           147,500          --              66,575                --
    Executive Officer                1994            84,808          --              63,092                --

John G. Breeding(2)                  1996           197,923          --                --                  --
    Chairman of the Board            1995           143,750          --              61,650                --
                                     1994           110,530          --              13,175                --

Thomas S. Nieman(3)                  1996           150,000        29,000            11,401                --
    Vice President of                1995           106,250        11,480            22,500                --
    Marketing and Sales

-----------------------
(1) Mr. Lahti began employment with the Company in December 1993, and became the Company's Chief Executive Officer in June 1996.
(2)    Mr. Breeding was the Company's Chief Executive Officer until June 1996.
(3) Mr. Nieman began employment with the Company in February 1995. Mr. Nieman earned a bonus in fiscal 1996 for meeting certain product introduction objectives.



           OPTION GRANTS DURING THE FISCAL YEAR ENDED OCTOBER 31, 1996

         The following table sets forth information with respect to each option granted to the executive officers named in the Summary Compensation Table during the fiscal year ended October 31, 1996:



                                                                                                    Potential Realizable
                                                                                                   Value at Assumed Annual
                                                                                                     Rates of Stock Price
                                         Percentage of Total                                    Appreciation for Option Term(2)
                         Options         Options Granted to          Exercise     Expiration    -------------------------------
      Name(1)            Granted       Employees in Fiscal Year       Price          Date               5%           10%
      -------            -------       ------------------------       -----          ----               --           ---


Joseph J. Lahti(3)       40,000                   20.0                $11.38       10/2006            286,147      725,153
                         20,000                   10.0                 15.00        6/2006            188,668      478,123
                          1,590                     .8                 11.88        1/2006             11,874       30,092

Thomas S. Nieman         10,000                    5.0                 11.38       10/2006             71,537      181,288
                          1,401                     .7                 11.88        1/2006             10,463       26,515

----------------------
(1)      Mr. Breeding received no option grants in fiscal 1996.
(2) The compounding assumes a ten-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(3) The grant of 40,000 options to Mr. Lahti included certain vesting limitations with regard to a loan advanced to Mr. Lahti, as discussed under "Certain Relationships and Related Party Transactions."

    AGGREGATE OPTIONS EXERCISED IN THE FISCAL YEAR ENDED OCTOBER 31, 1996 AND
                        OPTION VALUES AT OCTOBER 31, 1996

         The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's fiscal year ended October 31, 1996, and the number and value of options to purchase shares of Common Stock held as of October 31, 1996, by the executive officers of the Company named in the Summary Compensation Table:



                                                                                         Value of Unexercised
                                                         Number of Options                   In-the-Money
                         Number of                      at October 31, 1996          Options at October 31, 1996(2)
                      Shares Acquired      Value   ------------------------------  --------------------------------
       Name             on Exercise     Realized(1) Exercisable     Unexercisable   Exercisable     Unexercisable
--------------------   ---------------  ----------  ------------    --------------  ------------   -----------------
                            (#)            ($)                  (#)                             ($)

Joseph J. Lahti              --            --         87,925           103,332        210,264           101,393
John G. Breeding(3)(4)       --            --         21,413           60,000         93,542            156,600
Thomas S. Nieman             --            --         10,901           22,000         11,115              7,410

------------------
(1) Value Realized is the difference between the closing price per share on the date of exercise, and the option price per share, multiplied by the number of shares acquired upon exercise of the option.
(2) Value of Unexercised In-the-Money Options is the difference between the closing price per share of $11.13 at October 31, 1996, and the exercise price per share multiplied by the number of shares subject to options.
(3) Does not include option exercises (7,722) by Diane Breeding and does not include unexercised options held by Diane Breeding.
(4) A grant of 60,000 options to Mr. Breeding in fiscal 1995 included vesting limitations with regard to a loan advanced to Mr. Breeding, as discussed under "Certain Relationships and Related Party Transactions." Although 20,000 of the 60,000 options granted have vested pursuant to a vesting schedule, the exercise of these options is restricted until the loan is repaid to the Company. These options are included as unexercisable at October 31, 1996.



                            COMPENSATION OF DIRECTORS

         To best align the interests of the outside directors with the shareholders, the Board has elected not to receive any cash compensation and to compensate outside directors with stock benefits through stock option grants. Pursuant to the Company's Outside Directors' Option Plan (the "Directors' Plan"), each director who is not an employee of the Company is entitled to receive an annual non-discretionary grant of an option to purchase 3,000 shares of Common Stock after each Annual Meeting of Shareholders. The exercise price of the options is equal to the closing price of the Company's Common Stock on the date of grant. The options are immediately exercisable and expire the earlier of seven years from the date of grant, or thirty days after leaving the Board. Directors who are not employees of the Company are also eligible for grants of nonqualified options in addition to those provided by the Directors' Plan. The Company's employee directors are eligible to be granted stock options pursuant to the Company's 1993 Stock Option Plan. In August 1994, David W. Rogers, and Thomas A. Sutton, non-employee directors, were each granted options to purchase 18,000 shares of Common Stock, at an exercise price of $6.00 per share, in consideration for providing ongoing consulting services to the Company. Such options vest over a three-year period, and expire in August 2004. At the March 1996 Annual Meeting, Messrs. Rogers and Sutton declined the annual non-discretionary options grants under the Directors' Plan, and James R. Titze and Diane L. Breeding were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $11.75. These options are immediately exercisable and expire March 2003.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY
         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

         It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the Company's financial performance and growth objectives. The primary elements of the executive compensation program are base salary, annual cash incentives based on performance, and long-term incentives in the form of stock options. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executives who are essential to the Company's success; (ii) provide compensation that rewards corporate performance and motivates the executives to achieve corporate strategic objectives; and
(iii) align the interests of executives with the long-term interests of shareholders through stock-based awards.

BASE SALARY
         Base salaries of the Company's executive officers are intended to be competitive with the median base salaries paid by other corporations engaged in business similar to the Company, such as suppliers to the gaming industry. Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and its industry. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees, except that executive officers are not entitled to annual employee option grants through the Employee Stock Option Plan.


INCENTIVE COMPENSATION
         The purpose of the annual bonus program is to provide a short-term, direct financial incentive in the form of an annual cash bonus to executive officers if the Company achieves a targeted level of financial performance. Each executive officer is eligible to receive a cash bonus determined by a formula proposed by the Committee. Incentive compensation is reviewed annually. The Committee may also provide cash bonus opportunities to the executive officers, based on meeting certain operational objectives. No financial performance objectives were paid to executive officers in fiscal 1996 since the Company failed to meet its established financial goal.

LONG-TERM INCENTIVES
         The 1993 Stock Option Plan is the basis of the Company's long-term incentive plan for executive officers and other key employees. The objective of this plan is to align executives' long-term interests with those of the shareholders by creating a direct incentive for executives to increase shareholder value. The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

CHIEF EXECUTIVE OFFICER COMPENSATION
         Mr. Lahti became Chief Executive Officer of the Company in June 1996, and has also served as its President since October 1995. Mr. Lahti began his employment with the Company as its Chief Operating Officer and Executive Vice President in December 1993.

         Since Mr. Lahti became a member of the senior management of the Company, revenues have grown from $554,000 for fiscal 1993 to $22,587,000 for fiscal 1996, while net income increased to $2,768,000 in fiscal 1996 from a net loss of $1,107,000 for fiscal 1993. The Company has successfully launched Let It Ride(R) The Tournament(TM) in Nevada, and is currently operating a field test for Let It Ride(R) The Tournament(TM) in Mississippi. The shuffler systems, including sales and leases, have shown exceptional growth over the past four years.

         Mr. Lahti's base salary was increased to $225,000 from $185,000 in November 1996. Mr. Lahti may also earn a performance bonus of up to two times current salary if the Company achieves certain financial objectives for fiscal 1997 which were recommended by the Committee and approved by the Board of Directors. Mr. Lahti did not earn a bonus for fiscal 1996 since the financial performance objectives were not met.

CONCLUSION
         The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and shareholder value.


                                 David W. Rogers
                                 James R. Titze
                                 Thomas A. Sutton
                                 MEMBERS OF THE COMPENSATION COMMITTEE



                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return, assuming $100 invested on December 8, 1992 (the day the Company's Common Stock commenced trading on the Nasdaq Small-Cap Market), as if such amount had been invested in each of: (i) the Company's Common Stock; (ii) the stocks included in the Dow Jones Industrial Average; and (iii) a peer group index of twelve companies(1) that market and sell products and services similar to those of the Company. The Company elected to use this peer group index rather than a published industry or line-of-business index because it believes this peer group is comprised of companies whose business is comparable to that of the Company. The graph assumes the reinvestment of all dividends and reallocation of invested funds, based on market capitalization, at the beginning of each indicated period.


                                      12/8/92       10/31/93       10/31/94       10/31/95       10/31/96
                                      -------       --------       --------       --------       --------

Shuffle Master, Inc.                  $100.00        $400.00        $330.83        $489.98        $444.98
Dow Jones Industrial Average           100.00         113.75         123.74         154.65         188.91
Peer Group                             100.00         126.18          71.39          57.85          78.94


-------------------------
(1) The peer group is comprised of the following companies: Alliance Gaming Corp.; Autotote Corporation; Bally Gaming International, Inc. (prior to its acquisition by Alliance Gaming Corp. in June 1996); Casino Data Systems (first publicly traded April 1993); GTech Holdings Corporation; International Game Technology; Mikohn Gaming Corporation (first publicly traded November 1993); Scientific Games Holdings Corp. (first publicly traded August 1993); Sodak Gaming, Inc. (first publicly traded June 1993); Stuart Entertainment Inc.; Video Lottery Technologies; and WMS Industries, Inc. Each company included in the peer group is engaged in the manufacture and sale of gaming products.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of January 2, 1997, the number of shares of Common Stock beneficially owned: (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) by each director of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table; and (iv) by all executive officers and directors of the Company as a group.


                                                                 Number of Shares Beneficially Owned(1)
        Name and Address                              --------------------------------------------------------------
       of Beneficial Owner                                       Shares                          Percent
---------------------------------------------         -----------------------------   ------------------------------


  John G. Breeding and Diane L. Breeding                       1,011,184                            9.1%
    10901 Valley View Road
    Eden Prairie, Minnesota  55344

  Joseph J. Lahti                                                124,324                            1.1%
    10901 Valley View Road
    Eden Prairie, Minnesota  55344

  Thomas S. Nieman                                                10,901                             *
    1106 Palms Airport Drive
    Las Vegas, NV 89119

  David W. Rogers                                                 21,150                             *
    15605 16th Pl. N.
    Plymouth, Minnesota  55447

  Richard J. Schuetz                                               6,000                             *
    Stratosphere Corporation
    2000 So. Las Vegas Blvd.
    Las Vegas, NV  80194

  Thomas A. Sutton                                                18,000                             *
    20330 Knightsbridge Road
    Shorewood, Minnesota  55331

  James R. Titze                                                  38,200                             *
    5666 Lincoln Drive
    Minneapolis, Minnesota  55436

  All directors and executive                                  1,234,759(2)                        10.9%
    officers as a group (9 persons)

-----------------------------
*       Less than 1%
(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them through the exercise of stock options, as of January 2, 1997 or within 60 days of such date, are treated as outstanding when determining the percent of the outstanding shares of Common Stock owned by the individual and when determining the percent owned by the group as follows: John G. Breeding and Diane L. Breeding, 24,412 shares; Joseph J. Lahti, 102,923 shares; Thomas S. Nieman, 10,901 shares; David W. Rogers, 13,500 shares; Richard J. Schuetz, 3,000 shares; Thomas A. Sutton, 13,500 shares; and James R. Titze, 18,750 shares.
(2)    Includes options to purchase 191,986 shares of Common Stock.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In February 1995, the Board of Directors of the Company approved a $300,000 loan to Mr. Breeding. The loan has a floating rate and bears interest at prime rate plus one percent, and must be paid in full within three years from the date the loan was made. The loan is secured by a second mortgage on Mr. Breeding's residence, and is further secured by a restriction on Mr. Breeding's vesting schedule under his January 1995 grant of 60,000 stock options. The restriction requires loan repayment before the options can be exercised.

         In October 1996, the Board of Directors of the Company approved a $300,000 loan to Mr. Lahti. These funds were advanced to Mr. Lahti in November 1996. The loan bears interest at 7 percent, and is secured by 17,000 shares of Shuffle Master, Inc. Common Stock which were pledged as collateral. The note is further secured by a restriction on Mr. Lahti's vesting schedule under his October 1996 grant of 40,000 options. The restriction requires loan repayment before the options can be exercised. The loan balance plus all accrued interest is due November 1999.

         As of October 31, 1996, the Company had an accounts receivable balance due of $177,000 from the Stratosphere Corporation, for which Mr. Schuetz, a director, is the President and Chief Executive Officer. The receivables resulted from the sale of shuffling systems to Stratosphere Corporation, and the Company's percentage billing for Let It Ride(R) The Tournament(TM). During fiscal 1996, total revenue from Stratosphere Corporation was $338,000. Also in fiscal 1996, the Company paid Stratosphere Corporation $250,000 for certain marketing and advertising rights.

                              INDEPENDENT AUDITORS

         Representatives of Deloitte & Touche LLP, the Company's independent auditors for the fiscal year ended October 31, 1996, will be present at the Annual Meeting. The Board of Directors has not yet selected its independent auditors for the fiscal year ending October 31, 1997.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of the Company to present proposals for shareholder action in the Company's Proxy Statement. Shareholder proposals prepared in accordance with the proxy rules intended to be presented at the Company's 1998 Annual Meeting must be received by the Company on or before October 9, 1997.

                                 OTHER BUSINESS

         The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.

                                          By Order of the Board of Directors



                                          Diane L. Breeding,
Date:  February 3, 1997                   SECRETARY






SHUFFLE MASTER, INC.                                                 PROXY
10901 VALLEY VIEW ROAD
EDEN PRAIRIE, MINNESOTA 55344


The undersigned hereby appoints John G. Breeding and Joseph J. Lahti, and each of them with full power of substitution, his or her Proxies to represent and vote, as designated below, all of the shares of Common Stock of Shuffle Master, Inc., registered in the name of the undersigned on January 22, 1997, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on Monday, March 10, 1997, at Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, or at any adjournment thereof, hereby revoking any proxy or proxies previously given.


1.   Proposal to decrease the number of number of directors to six:
           |_| FOR             |_| AGAINST           |_| ABSTAIN

2.   Election of directors:
     |_| FOR all nominees listed below       |_| WITHHOLD AUTHORITY
         (except as marked to the contrary       to vote for all nominees listed
         below)                                  below

       (To WITHHOLD authority to vote for any individual nominee, draw a line through the nominee's name below)

       JOHN G. BREEDING            JOSEPH J. LAHTI          DIANE L. BREEDING
       RICHARD J. SCHUETZ          DAVID W. ROGERS          THOMAS A. SUTTON


         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                         (CONTINUED FROM THE OTHER SIDE)


3. In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                 Date:___________________________________, 1997


                                 ----------------------------------------------
                                          (Signature)

                                 ----------------------------------------------
                                      (Second signature)

                                 PLEASE DATE AND SIGN ABOVE exactly as your name appears at left, indicating where appropriate, official position or representative capacity.